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Exhibit 5.1

November 3, 2015
OM Asset Management plc
5th Floor, Millennium Bridge House
2 Lambeth Hill
London
EC4V 4GG
Re:    Registration Statement on Form S-3 of OM Asset Management plc
Ladies and Gentlemen:

We have acted as special counsel to OM Asset Management plc, a public limited company incorporated in the laws of England (Company No. 01062478)(the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), by a Registration Statement on Form S-3, dated November 3, 2015 (as may be amended, the “Registration Statement”), of an indeterminate amount of the Company’s securities having an aggregate public offering price of up to $2,000,000,000 to be offered from time to time pursuant to Rule 415 of the Act. Such securities may include (i) senior debt securities of the Company (“Senior Debt Securities”), subordinated debt securities of the Company (“Subordinated Debt Securities” and, together with the Senior Debt Securities, “Debt Securities”), and ordinary shares, nominal value $0.001 per share, of the Company (“Ordinary Shares”), and, together with the Debt Securities, the (“Company Securities”), which may be offered by the Company and/or (ii) up to 80,473,625 Ordinary Shares (the “Selling Shareholder Ordinary Shares” and, together with the Ordinary Shares that may be offered by the Company and the Debt Securities, the “Securities”) held by the Selling Shareholders named in the Registration Statement (the “Selling Shareholders”), which may be offered by the Selling Shareholders. The Registration Statement will be supplemented by a prospectus supplement.
The Debt Securities are to be issued pursuant to a senior indenture and/or a subordinated indenture, a form of which has been filed as an exhibit to the Registration Statement (the “Indenture”) and is to be entered into, in each case, between the Company and a trustee (the “Trustee”). Each indenture may be supplemented, as applicable, in connection with the issuance of each series of Debt Securities by a supplemental indenture or other appropriate action of the Company creating such series. The Securities may be sold pursuant to an underwriting

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agreement, placement agency agreement, subscription agreement or other contract, which will be in substantially the form to be filed as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or an amendment to the Registration Statement. The Debt Securities are to be issued in forms to be filed as exhibits to a report filed pursuant to the Exchange Act or an amendment to the Registration Statement.
As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon written actions by the board of directors of the Company and certificates of certain officers of the Company and have assumed, without independent inquiry, the accuracy of those certificates and written actions by the board of directors of the Company.
As counsel to the Company, in rendering the opinions hereinafter expressed, we have examined and relied upon originals or copies of such corporate records, agreements, documents and instruments as we have deemed necessary or advisable for purposes of this opinion, including (i) the certificate of incorporation and articles of association of the Company, and (ii) the Registration Statement.
We have assumed:

(i)
the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document;

(ii)	that at least $2,500,000 will be advanced to the Company in payment of the consideration for the Debt Securities;

(iii)
that (1) the execution, delivery and performance by the Company of the applicable Indenture will not violate the laws of the jurisdiction of organization of the Company or any other applicable laws (excepting the internal, substantive laws of the State of New York; and (2) the execution, delivery and performance by the Company of the applicable Indenture will not constitute a breach or violation of any agreement or instrument that is binding upon the Company; and

(iv)
that, at the time of each issuance and sale of the Debt Securities, the Company will continue to be validly existing and in good standing under the laws of its jurisdiction of organization with the requisite corporate power and authority to issue and sell such Debt Securities.

This opinion is limited solely to the internal, substantive laws of the State of New York as applied by courts located in New York without regard to choice of law, in each case to the extent that the same may apply to or govern the transactions contemplated by the Registration Statement. We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion.
Each opinion set forth below with respect to enforceability is subject to the following general qualifications:

(a)
enforceability may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium, marshaling, fraudulent conveyance or other similar laws and rules of law affecting the enforcement generally of creditors’ or secured parties’ rights and remedies;

(b)
rights to indemnification and contribution may be limited by applicable law or equitable principles, and exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds;

(c)
enforceability may be limited by general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, comity, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

(d)	we express no opinion with respect to the enforceability of:

i.
consents to, or restrictions upon, judicial relief or, except to the extent that such waivers or consents are made enforceable by New York General Obligations Law Section 5-1402 (as applied by a New York State court), jurisdiction or venue;

ii.	advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights;

iii.	waivers of broadly or vaguely stated rights; and

iv.
provisions for liquidated damages, default interest, unearned interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty or a forfeiture.

Based on such examination and subject to the foregoing, we are of the opinion that with respect to Debt Securities to be issued under the Indenture, when (a) the Trustee is qualified to act as Trustee under any Indenture, (b) the Trustee has duly authorized, validly executed and delivered the Indenture, (c) the applicable Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture, and the applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Indenture.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder. In rendering this opinion, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to any other matter or matters. This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose.
Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

MORGAN, LEWIS & BOCKIUS LLP